UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) January 25, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2008, our Personnel Committee awarded 24,000 restricted stock units to Mr. Leo P. Denault, our Executive Vice President and Chief Financial Officer.   Each restricted stock unit has an economic value equal to one share of our common stock.  However, unlike a share of common stock, the restricted stock units do not entitle the owner to vote or receive dividends.  Subject to Mr. Denault's continued employment with us, the restricted stock units will vest or mature on the following dates:

Vesting Date	Restricted Stock Units
January 25, 2011	8,000
January 25, 2012	8,000
January 25, 2013	8,000

On each vesting date, we will pay, to Mr. Denault, subject to payment of withholding taxes, a cash amount per vested unit equal to the closing price of a share of our common stock on that date. Under certain conditions, including a change of control of our company, death or disability, Mr. Denault's restricted stock units may vest on an earlier date.  The restricted stock units were awarded under our stockholder approved 2007 Equity Ownership and Long Term Incentive Plan.  For additional information, see "Potential Payments upon Termination or Change in Control" in our proxy statement filed March 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Robert D. Sloan
Robert D. Sloan
Executive Vice President,
General Counsel and Secretary

Dated: January 31, 2008